4937-3157-4463.3 PetMeds Announces Proposed Sale-Leaseback of Headquarters and Distribution Center Buildings for $37 Million DELRAY BEACH, Fla., July 23, 2026 — PetMed Express, Inc., dba PetMeds and parent company of PetCareRx (Nasdaq: PETS), today announced that it has entered into a definitive agreement for a sale-leaseback transaction (“Transaction”) with an institutional real estate investor involving the Company’s headquarters and distribution center buildings in Delray Beach, FL, for an aggregate purchase price of $37 million. The Transaction is subject to a due diligence period and satisfaction of certain customary closing conditions, including negotiation of a lease back to the Company of the portion of the sold properties housing the Company’s offices and Florida distribution center. The Company anticipates closing the Transaction within the next 120 days. "This transaction represents another important step in our ongoing commitment to maximize and unlock value for our shareholders," said Leslie Campbell, Interim CEO and President. "As we've worked to strengthen our balance sheet and sharpen our focus on our core pharmacy business, optimizing our asset base and unlocking the value of our real estate is a logical next step. This transaction enables us to continue to occupy the headquarters that has been home to PetMeds for the past decade, while providing us with additional financial flexibility to continue investing in the initiatives that have the most potential to drive shareholder returns and create long-term value." PetMeds does not intend to disclose or comment on further developments related to the Transaction unless or until it determines that further disclosure is appropriate or required. Additional information regarding the Transaction will be contained in a Form 8-K to be filed by PetMeds with the U.S. Securities and Exchange Commission (SEC) and which will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of PetMeds’ corporate website at www.PetMeds.com. About PetMeds Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PetMeds family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions — including top- brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

4937-3157-4463.3 Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the proposed sale and leaseback of the Company’s headquarters and distribution center buildings. Forward- looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the risk that the closing conditions for the Transaction will not be satisfied and the risk that the Transaction may not close, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Investor Contact ICR, LLC Reed Anderson investor@petmeds.com